Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the prospectus constituting part of this amended Registration Statement on Form S-4 of Sandy Spring Bancorp, Inc. of our report dated January 20, 2006 relating to the 2005 consolidated financial statements of CN Bancorp, Inc., appearing in CN Bancorp, Inc.'s, Annual Report on Form 10-KSB for the year ended December 31, 2006, which is included herein.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ Beard Miller Company LLP
Baltimore, Maryland
March 28, 2007